MONOLITHIC SYSTEM TECHNOLOGY, INC.



                             SERIES A
                PREFERRED STOCK PURCHASE AGREEMENT

                           July 16, 1992




                         TABLE OF CONTENTS

                                                               Page

 SECTION 1 - Authorization and Sale of Preferred Stock          1

             1.1   Authorization                                1
             1.2   Sale of Series A Preferred                   1

 SECTION 2 - Closing and Delivery                               1

             2.1   Closing and Delivery                         1

 SECTION 3 - Representations and Warranties of the Company      2

             3.1   Organization and Standing                    2
             3.2   Corporate Power                              2
             3.3   Capitalization                               2
             3.4   Authorization                                2
             3.5   Compliance with Other Instruments            3
             3.6   Litigation                                   3
             3.7   Governmental Consents                        3
             3.8   Brokers or Finders                           3

 SECTION 4 - Representations and Warranties of the Purchasers   3

             4.1   Experience                                   4
             4.2   Investment                                   4
             4.3   Rule 144                                     4
             4.4   No Public Market                             4
             4.5   Access to Data                               4
             4.6   Authorization                                5
             4.7   Brokers or Finders                           5

 SECTION 5 - Miscellaneous                                      5

             5.1   Governing Law                                5
             5.2   Successors and Assigns                       5
             5.3   Entire Agreement; Amendment                  5
             5.4   Notices, etc                                 5
             5.5   Delays or Omissions                          6
             5.6   California Corporate Securities Law          6
             5.7   Expenses                                     6
             5.8   Indemnification For Finders Fees             6
             5.9   Severability                                 6
             5.10  Counterparts                                 6
 EXHIBITS

      A.    Schedule of Purchasers

      B.    Amended and Restated Articles of Incorporation

      C.    Not Used

      D.    Registration Rights Agreement




                MONOLITHIC SYSTEM TECHNOLOGY, INC.

            SERIES A PREFERRED STOCK PURCHASE AGREEMENT



     This Agreement is made as of July 16, 1992, among Monolithic
System Technology, Inc., a California corporation (the "Company"), and the persons and entities listed on the Schedule of Purchasers attached hereto as Exhibit A (the "Purchasers").


                             SECTION 1

               Authorization and Sale of Preferred Stock


     1.1 Authorization. The Company has authorized the sale and issuance of up to 500,000 shares of its Series A Preferred Stock ("Series A Preferred"), having the rights, restrictions, privileges and preferences as set forth in the Company's Amended and Restated Articles of Incorporation in the form attached to this Agreement as Exhibit B (the "Restated Articles").

     1.2 Sale of Series A Preferred. Subject to the terms and conditions hereof, the Company hereby issues and sells to the Purchasers, and the Purchasers hereby buy from the Company, the number of shares (the "Shares") of Series A Preferred specified opposite each Purchaser's name on the Schedule of Purchasers, at a purchase price of $1.00 per share payable in cash or through cancellation of indebtedness of the Company to the Purchasers. The Company's agreements with each of the Purchasers are separate agreements, and the sales of the Series A Preferred to each of the Purchasers are separate sales.


                             SECTION 2

                         Closing and Delivery

     2.1 Closing and Delivery. The closing of the purchase and sale of the Series A Preferred hereunder (the "Closing") took place and is effective as of the date hereof. Each of the Purchasers hereby acknowledges receipt from the Company of a certificate or certificates representing the number of Shares designated in column 2 of the Schedule of Purchasers and the Company hereby acknowledges receipt of payment of the purchase price therefor, by check or wire transfer payable to the Company or through cancellation of indebtedness of the Company to the Purchasers, in the amount specified in column 3 of the Schedule of Purchasers.


                             SECTION 3

               Representations and Warranties of the Company

     The Company hereby represents and warrants to the Purchasers as follows:

     3.1 Organization and Standing. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of California and is in good standing under such laws. The Company has requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.
The Company is not qualified to do business as a foreign corporation in any jurisdiction and such qualification is not presently required.

     3.2 Corporate Power. The Company has all requisite legal and corporate power to execute and deliver this Agreement and the Registration and Information Rights Agreement attached hereto as Exhibit C
(the "Registration Rights Agreement"), to sell and issue the Shares hereunder, to issue the Common Stock issuable upon conversion of the Series A Preferred and to carry out and perform its obligations under the terms of this Agreement and the Shareholder Rights Agreement.

     3.3 Capitalization. The authorized capital stock of the Company consists of 4,000,000 shares of Common Stock, of which 2,600,000 shares are issued and outstanding, and 1,000,000 shares of Preferred Stock, of which 500,000 shares have been designated as Series A Preferred Stock and none of which is issued or outstanding prior to the Closing. All such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. The Company has reserved (or will reserve prior to the Closing) (i) 500,000 shares of Series A
Preferred for issuance hereunder, (ii) 500,000 shares of Common
Stock for issuance upon conversion of the Shares and (iii) 900,000 shares of Common Stock for issuance to employees and consultants.
The Series A Preferred shall have the rights, preferences, privileges and restrictions set forth in the Restated Articles.

     3.4 Authorization. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company, the authorization, sale, issuance and delivery of the Shares (and the Common Stock issuable upon conversion of the Shares) and the performance of the Company's obligations hereunder has been taken. This Agreement and the Registration Rights
Agreement, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their respective terms. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued and fully paid and nonassessable, and the Common
Stock issuable upon conversion of the Shares will be duly and validly reserved and, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and non assessable, and free of any liens or encumbrances.

     3.5 Compliance with Other Instruments. The Company is not in violation of any term of its Articles or Bylaws nor, to the best of its knowledge, any material term of any agreement, judgment, statute, rule or regulation to which the Company is subject and a violation of which would have a material adverse effect on the condition, financial or otherwise, or operations of the Company.

     3.6 Litigation. There are no actions, suits, proceedings or investigations pending against the Company or its properties before any court or governmental agency.

     3.7 Governmental Consents. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement and the Rights Agreement, or the offer, sale or issuance of the Series A Preferred (and the Common Stock issuable upon conversion of the Series A Preferred), or the consummation of any other transaction contemplated hereby, except
(a) filing of the Restated Articles with the office of the Secretary of State of the State of California and (b) qualification
(or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Series A Preferred (and the Common Stock issuable upon conversion of the Series A Preferred) under the California Corporate
Securities Law and other applicable Blue Sky laws, which filing and qualification, if required, will be accomplished in a timely manner prior to or promptly upon completion of the Closing.

     3.8 Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.


                              SECTION 4

               Representions and Warranties of the Purchasers


     Each Purchaser hereby represents and warrants to the Company with respect to its purchase of the Shares as follows:

     4.1 Experience. Each Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

     4.2 Investment. Each Purchaser is acquiring the Shares and the underlying Common Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Each Purchaser understands that the Shares to be purchased and the underlying Common Stock have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act") by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein.

     4.3 Rule 144. Each Purchaser acknowledges that the Shares and the underlying Common Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Each Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

     4.4 No Public Market. Each Purchaser understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

     4.5 Access to Data. Each Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and has had the opportunity to review the Company's facilities. Each Purchaser has also had an opportunity to ask questions of officers of the Company concerning the terms of this offering, which questions were answered to its satisfaction. It understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects but were not a thorough or exhaustive description.

     4.6 Authorization. This Agreement and the Rights Agreement when executed and delivered by such Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms.

     4.7 Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by such Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.


                             SECTION 5

                            Miscellaneous


     5.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California.

     5.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

     5.3 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termina tion is sought.

     5.4  Notices, etc.  All notices and other
communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person or by courier service or five (5) days after deposit with the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to a Purchaser, at such Purchaser's address set forth in Exhibit A, or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (c) if to the Company, one copy should be sent to its address set forth on the last page of this Agreement and addressed to the attention of the President, or at such other address as the Company shall have furnished to the Purchasers.

     5.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     5.6 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH
THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART
OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS
UNLAWFUL UNLESS AN EXEMPTION FROM SUCH QUALIFICATION IS AVAILABLE.
THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY
CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, OR SUCH
EXEMPTION BEING AVAILABLE.

     5.7 Expenses. The Company and the Purchasers shall each bear their own expenses and legal fees with respect to this Agreement and the transactions contemplated hereby.

     5.8 Indemnification For Finders Fees. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finders' fee
(and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

     5.9 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     5.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Purchasers, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     The foregoing agreement is hereby executed as of the date first above written.


"COMPANY"                          MONOLITHIC SYSTEM TECHNOLOGY,
                                   INC., a California corporation
                                   21775 Congress Hall Lane
                                   Saratoga, California 95070


                                   By: ____________________________
                                       Fu-Chieh Hsu, President

"PURCHASERS"

                                   BACCARAT DEVELOPMENT PARTNERSHIP

                                   By: Baccarat Development
                                       Corporation, General
                                       Partner

                                       By: _______________________
                                            Carl E. Berg, President


                                            _______________________________
                                             Keno Misawa


                                    KAN ELECTRONICS CO., LTD.

                                       By: ____________________________


                                       Title: _________________________


                                    INTEGRATED DEVICE TECHNOLOGY,  INC.

                                       By: ____________________________


                                       Title: _________________________



                             EXHIBIT A

                      SCHEDULE OF PURCHASERS


    Name and Address              Number            Aggregate
      of Purchaser               of Shares       Purchase Price

Baccarat Development Partnership   266,000           $266,000

Keno Misawa                         50,000             50,000

Kan Electronics Co., Ltd.           50,000             50,000

Integrated Device                  134,000            134,000
  Technology, Inc.


          Total                    500,000           $500,000




                RESTATED ARTICLES OF INCORPORATION

                                OF

                MONOLITHIC SYSTEM TECHNOLOGY, INC.


     The undersigned, Fu-Chieh Hsu and Wing Yu Leung, hereby

certify that:

     1.   They are the duly elected and acting President and

Secretary, respectively, of Monolithic System Technology, Inc., a

California corporation.

     2.   The Articles of Incorporation of this corporation are

amended and restated to read in full as follows:





                                I.

     The name of this corporation is Monolithic System Technology, Inc.


                                II.

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


                               III.

     This corporation is authorized to issue two classes of stock, designated "Common Stock" and "Preferred Stock." The total number of shares which this corporation is authorized to issue is 5,000,000 shares. The number of shares of Common Stock which this corporation is authorized to issue is 4,000,000 shares. The number of shares of Preferred Stock which this Corporation is authorized to issue is 1,000,000 shares. The Preferred Stock may be issued from time to time in one or more series. Of the Preferred Stock, 500,000 shares shall be designated Series A Preferred Stock. The Board of Directors of this corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation of any series, and to fix the number of shares of any series.

     The Series A Preferred Stock (the "Series A Preferred") shall have the rights, preferences, privileges and restrictions set forth below.

     Section 1. Dividend Rights of Series A Preferred. Subject to the rights of additional series of Preferred Stock which may be designated by the Board of Directors (the "Board") from time to time, the holder of each share of Series A Preferred shall be entitled to receive, prior and in preference to any declaration and payment of any dividend (payable other than in stock of the corporation) on the Common Stock, non-cumulative dividends at an annual rate equal to $0.10 per share, when and as declared by the Board of Directors.

     Section 2.  Liquidation Preference.

     (a) Subject to the rights of additional series of Preferred Stock which may be designated by the Board from time to time, in the event of any liquidation, dissolution or winding up of the corporation, either voluntarily or involuntarily, the holders of the Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets of the corporation to the holders of the Common Stock, an amount per share equal to $1.00 plus any declared but unpaid dividends for each share of Series A Preferred then held by them. After payment to the holders of the Series A Preferred of the amounts set forth in this
Section 2, the entire remaining assets and funds of the corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock in proportion to the shares of Common Stock then held by them. If, upon the occurrence of such event, the assets thus distributed among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the corporation legally available for distribution shall be distributed among the holders of the Series A Preferred in proportion to the number of shares of Series A
Preferred then held by them.

     (b) (i) For purposes of this Section 2, a liquidation, dissolution or winding up of the corporation shall be deemed to be occasioned by and to include (A) the corporation's sale of all or substantially all of its assets or (B) any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) which will result in the holders of the outstanding voting equity securities of the corporation immediately prior to such transaction or series of related transactions holding securities representing less than 50% of the voting power of the surviving entity immediately following such transaction or series of related transactions.

          (ii) In any such events, if the consideration received by the corporation is other than cash or indebtedness, its value will be deemed to be its fair market value. In the case of publicly traded securities, fair market value shall mean the closing market price of such securities on the date such consolidation, merger or sale is consummated. If a consideration is in a form other than publicly traded securities, its value shall be determined by the Board.

Section 3.  Conversion.

     The holders of the Series A Preferred shall have conversion rights as follows (the "Conversion Rights"):

            (a) Right to Convert. Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series A Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing One Dollar ($1.00) by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of Series A Preferred (the "Conversion Price") shall initially be One Dollar
($1.00) per share of Common Stock. Such initial Conversion Price shall be subject to adjustment as hereinafter provided.

     Upon conversion, all declared and unpaid dividends on the Series A Preferred shall be paid either in cash or in shares of Common Stock of the Corporation, at the election of the Company, wherein the shares of Common Stock shall be valued at the fair market value at the time of such conversion, as determined by the Board of Directors of the Corporation.

          (b) Automatic Conversion. Each share of Series A Preferred shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at a price per share (prior to underwriter commissions and offering expenses) of not less than $5.00 per share (appropriately adjusted for any recapitalization) and an aggregate offering price to the public of not less than $7,500,000. In the event of the automatic conversion of the Series A Preferred, the person(s) entitled to receive the Common Stock issuable upon such conversion of Series A Preferred shall not be deemed to have converted such Series A Preferred until immediately prior to the closing of such sale of securities.

          (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates there for, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 3(b), the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common
Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, or in the case of automatic conversion on the date of closing of the offering or the effective date of such written consent, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (d)  Adjustments to Conversion Price for Diluting Issues.

               (i)  Special Definitions.  For purposes of this
Section 3(d), the following definitions shall apply:


                         (A)  'Options' shall mean rights, options
or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                         (B)  'Original Issue Date' shall mean the
date on which a share of Series A Preferred Stock was first issued.

                         (C)  'Convertible Securities' shall mean
any evidences of indebtedness, Preferred Stock, or other securities convertible into or exchangeable for Common Stock.

                         (D)  'Additional Shares of Common' shall
mean all shares of Common Stock issued (or, pursuant to Sec tion 3(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued, issuable or, pursuant to Section 3(d)(iii), deemed to be issued:

                              (a)  upon conversion of shares of
Preferred Stock;

                              (b)  to officers, directors or
employees of, or consultants to, the Corporation pursuant to a stock grant, option plan or purchase plan or other employee stock incentive program or arrangement approved by the Board of Directors;

                              (c)  as a dividend or distribution on
Preferred Stock; and

                              (d)  in connection with any trans
action for which adjustment is made pursuant to Section 3(d)(vi) hereof.


                    (ii)  No Adjustment of Conversion Price.  No
adjustment in the Conversion Price shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share for an Additional Share of Common issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue.

                   (iii)  Options and Convertible Securities.  In
the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3(d)(v) hereof) of such Additional Shares of Common would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common are deemed to be issued:

                         (A)  no further adjustment in the Conversion
Price shall be made upon the subsequent issue of Convertible
Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities, in each case, pursuant to their respective terms;

                         (B)  if such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                         (C)  upon the expiration of any such
Options or any rights of conversion or exchange under such Convert ible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                              (a)  in the case of Convertible
Securities or Options for Common Stock, the only Additional Shares of Common issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                              (b)  in the case of Options for
Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                         (D)  no readjustment pursuant to clauses
(B) or (C) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common between the original adjustment date and such readjustment date; and

                         (E)  in the case of an Option which
expires by its terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of such Option, whereupon such adjustment shall be made in the same manner provided in clause (C) above.

                   (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common. In the event this Corporation shall issue Additional Shares of Common (including Additional
Shares of Common deemed to be issued pursuant to Section 3(d)(iii)) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price theretofore in effect by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued;

provided further that, for the purposes of this Section 3(d)(iv), all shares of Common Stock issuable upon exercise, conversion or exchange of outstanding Options or Convertible Securities, as the case may be, shall be deemed to be outstanding, and immediately after any Additional Shares of Common are deemed issued pursuant to
Section 3(d)(iii), such Additional Shares of Common shall be deemed to be outstanding.

                    (v)  Determination of Consideration.  For
purposes of this Section 3(d), the consideration received by the Corporation for the issue of any Additional Shares of Common shall be computed as follows:

                         (A)  Cash and Property.  Such consideration shall:


                              (a)  insofar as it consists of cash,
be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                              (b)  insofar as it consists of property
other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

                              (c)  in the event Additional Shares
of Common are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (a) and (b) above, as determined in good faith by the Board.

                         (2)  Options and Convertible Securities.
The consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to Section 3(d)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing

                              (x)  the total amount, if any,
received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                              (y)  the maximum number of shares of
Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, as determined in Section 3(d)(iii) hereof.

               (vi) Adjustments for Subdivisions, Stock Dividends, Combinations or Consolidations of Common Stock. In the event the Corporation effects a subdivision or combination of its outstanding shares of Common Stock into a greater or smaller number of shares without a proportionate and corresponding subdivision or combination of its outstanding shares of Preferred Stock, then and in each such event the Conversion Price shall be increased or decreased proportionally.

               (vii) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, any distribution payable in securities of the Corporation other than shares of Common Stock and other than as otherwise adjusted in this Section 3, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their shares of Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3 with respect to the rights of the holders of the Preferred Stock.


               (viii) Adjustments for Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than in an event provided for in Section 3(d)(i) above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Preferred Stock immediately before that change.

          (e) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

          (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

     (g) Notices of Record Date. In the event of any taking by the corporation of the record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the corporation shall mail to each holder of Series A Preferred, at least twenty (20) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

     (h) Reservation of Stock. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding shares of the Series A Preferred, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     (i)  Notices.  Any notice required by the provisions of this
Section 3 to be given to the holders of shares of Series A Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of the corporation.

     Section 4. Voting Matters. Except as otherwise required by law, each share of Common Stock issued and outstanding shall have one vote. Each share of Series A Preferred issued and outstanding shall have the number of votes equal to the number of shares of Common Stock into which the Series A Preferred is convertible as adjusted from time to time pursuant to Section 3 hereof. The holder of each share of Series A Preferred shall be entitled to notice of any shareholders' meeting in accordance with the by-laws of the corporation and shall vote with the holders of the Common Stock and upon any matter submitted to a vote of shareholders, except those matters required by law to be submitted to a class vote.

     Section 5. Residual Rights. All rights accruing to the outstanding shares of this corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

     Section 6. Consent for Certain Repurchases of Common Stock Deemed to be Distributions. Each holder of Series A Preferred shall be deemed to have consented, for purposes of Section 502, 503 and 506 of the California Corporations Code, to distributions made by the corporation in connection with the repurchase of shares of Common Stock issued to or held by employees or consultants upon termination of their employment or services or pursuant to agreements providing for the right of said repurchase between the corporation and such persons.


                                IV

     Section 1. Limitation of Directors' Liability. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     Section 2. Indemnification of Corporate Agents. This corporation is authorized to provide for, through bylaw provisions or through agreements with the agents, or both, the indemnification of agents (as defined in Section 317 of the California General Corporation
Law) of the corporation in excess of that expressly permitted by said Section 317 for said agents to the fullest extent permissible under California law, subject to the limitations set forth in Section 204 of the California General Corporation Law with respect to actions for breach of duty to this corporation or its shareholders.

     Section 3. Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article IV shall not adversely affect any right of indemnification or limitation of liability of an agent of this corporation relating to acts or omissions occurring prior to such repeal or modification."

     3.   The foregoing amendment and restatement has been duly

approved by the Board of Directors of the corporation.

     4.   The foregoing amendment has been duly approved by the

holders of the requisite number of shares of the corporation in accordance with Sections 902 and 903 of the California Corporations

Code.  The total number of outstanding shares of each class

entitled to vote with respect to the foregoing amendment and restatement was 2,600,000 shares of Common Stock.  The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required.  The required vote was a majority of the outstanding shares of Common Stock.

     I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this

Certificate are true and correct of our my knowledge.

     Executed at Saratoga, California this _____ day of

June, 1992.






                                   Fu-Chieh Hsu, President



                                   Wing Yu Leung, Secretary





                   REGISTRATION RIGHTS AGREEMENT



     This Registration Rights Agreement (the "Agreement") is made as of this 16th day of July, 1992 by and among Monolithic System Technology, Inc., a California corporation (the "Company"), and the Purchasers listed on Exhibit A to that certain Series A Preferred Stock Purchase Agreement dated the date hereof (the "Purchase Agreement") by and among the Company and the Purchasers pursuant to which the Company sold to the Purchasers 500,000 shares of its Series A Preferred Stock ("Series A Preferred").


                             AGREEMENT

                      I.  REGISTRATION RIGHTS

     1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

          "Commission" shall mean the Securities and Exchange
Commission or any successor agency.

          "Holder" shall mean each Purchaser and any transferee of Registrable Securities who, pursuant to Section 15 below, is entitled to registration rights hereunder.

          "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 3 hereof
(or any similar legend).

          "Registrable Securities" shall mean (i) shares of the Company's Common Stock issued or issuable upon the conversion of the Series A Preferred; (ii) any Common Stock of the Company or other securities issued or issuable in respect of shares of the Series A Preferred; and (iii) shares of the Company's Common Stock or other securities issued or issuable upon any conversion of the Series A Preferred upon any stock split, stock dividend, recapitalization, or similar event; provided, however, that any shares described in clauses (i)-(iii) above which have been resold to the public shall cease to be Registrable Securities upon such resale.

          The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 5, 6 and 7 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration but excluding all Selling Expenses.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and any fees of counsel to any Holder.

     2. Restrictions on Transferability. The Restricted Securi ties shall not be transferable except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each holder of Restricted Securities will cause any proposed transferee of the Restricted Securities held by such holder to agree to take and hold such Restricted Securities subject to the provisions and upon the conditions specified in this Agreement.

     3.   Restrictive Legend.  Each certificate representing
(i) the Series A Preferred, (ii) shares of the Company's Common Stock issued upon conversion of the Series A Preferred, and
(iii) any other securities issued in respect of the Series A Preferred or Common Stock issued upon conversion of the Series A Preferred upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED
          UNDER THE SECURITIES ACT OF 1933.  THESE SHARES MAY NOT
          BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF
          THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

     4. Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this
Section 4. Prior to any proposed transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied by either (i) an unqualified written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "No Action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company; provided, however, that no opinion or No Action letter need be obtained with respect to a transfer to (A) a partner, active or retired, of a holder of Restricted Securities, (B) the estate of any such partner, or (C) the spouse, children, grandchildren or spouse of such children or grandchildren of any holder or to trusts for the benefit of any holder or such persons, provided that in such cases the transferee agrees in writing to be subject to the terms hereof. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

     5.   Requested Registration.

          (a) Request for Registration. If at any time after three months following the Company's initial registered public offering, the Company shall receive from any Holder or group of Holders of Registrable Securities a written request that the Company effect any registration, qualification or compliance with respect to all or a part of the Registrable Securities, the anticipated gross offering price of which would exceed $2,000,000, the Company will:

               (x) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

               (y) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 15 days after receipt of such written notice from the Company;

     Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 5:

                    (A)  In any particular jurisdiction in which
the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                    (B)  After the Company has effected one (1)
such registration pursuant to this Section 5(a), such registration has been declared or ordered effective and the securities offered pursuant to such registration have been sold.

     Subject to the foregoing clauses (A) and (B), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of any Holder or Holders. If, however, the Company shall furnish to the Holder or Holders requesting a registration statement pursuant to this Section 5 a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its share holders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Holder or Holders requesting such registration; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

       (b) Underwriting. If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 5(a) and the Company shall include such information in the written notice referred to in Sec tion 5(a)(x). The right of any Holder to registration pursuant to
Section 5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein.

     The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Holders. Notwithstanding any other provision of this Section 5, if the managing underwriter advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then, subject to the provisions of
Section 5(a), the Company shall so advise all Holders and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders requesting inclusion in the registration in proportion, as nearly as practicable, to the respective amounts of Registrable Securities originally requested by such Holders to be included in the registration statement. No Registrable Securities excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such registration.

     If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing under writer and the other Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 5(b). If the registration does not become effective due to the withdrawal of Registrable Securities, then either (1) the Demand Holders requesting registration shall reimburse the Company for expenses incurred in complying with the request or (2) the aborted registration shall be treated as effected for purposes of Section 5(a)(B).

     6.Company Registration.

       (a) Notice of Registration. If the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than (i) the Company's initial public offering, (ii) a registration relating solely to employee benefit plans or (iii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

               (i) promptly give to each Holder written notice thereof; and

         (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 15 days after receipt of such written notice from the Company, by any Holder or Holders, provided that the Company may limit, to the extent so advised by the underwriters, the amount of Registrable Securities to be included in the registration by the Holders.

       (b) Allocation. In all registered public offerings, whether underwritten or not, the amount of Registrable Securities of Holders which are included in such registration, in accordance with the limitation set forth in Section 6(a)(ii) above, shall be allocated among all Holders requesting inclusion in the registration in proportion, as nearly as practicable, to the respective amounts of Registrable Securities originally requested by such Holders to be included in the registration statement.

     7.Registration on Form S-3. The Company shall use its best efforts to qualify for registration on Form S-3, and to that end, the Company shall comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). After the Company has qualified for the use of Form S-3, each holder of Registrable Securities shall have the right to request an unlimited number of registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by each such holder), subject only to the following limitations:

               (i) The Company shall not be obligated to cause a registration on Form S-3 to become effective prior to one hundred eighty (180) days following the effective date of a Company-initiated registration (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145);

         (ii) The Company shall not be obligated to cause a registration on Form S-3 to become effective prior to expiration of one hundred eighty (180) days following the effective date of the most recent registration pursuant to a request by a holder of Registrable Securities under Section 5 of this Agreement or pursuant to a request by a holder of registration rights under any other agreement of the Company granting Form S-3 demand registration rights;

        (iii) The Company shall not be required to effect a registration pursuant to this Section 7, unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $1,000,000; and

         (iv) The Company shall not be required to maintain and keep any such registration on Form S-3 effective for a period exceeding ten (10) days from the effective date thereof. The
Company shall give notice to all Holders and all holders of registration rights under any other agreement of the Company granting
Form S-3 or similar demand registration rights of the receipt of a request for registration pursuant to this Section 7 and shall provide a reasonable opportunity for all such other Holders, including holders of registration rights under any other agreement of the Company granting Form S-3 or similar demand registration rights, to participate in the registration. Subject to the fore going, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition. In the event the Underwriter determines that market factors require a limitation on the number of shares to be underwritten, then shares shall be excluded from such registration and underwriting pursuant to the method described in Section 5(b).

     8.Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 5, Section 6 or Section 7 shall be borne by the Company. All Selling Expenses relating to securities registered by the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

     9.Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

     10.Termination of Registration Rights. The registration rights granted pursuant to this Agreement shall terminate as to any Holder, at such time after the Company's initial public offering as the Registrable Securities held by such Holder may be sold within any three (3) month period pursuant to Rule 144.

     11.Lockup Agreement. In consideration for the Company agreeing to its obligations under this Agreement each Holder of Registrable Securities and each transferee pursuant to Section 15 hereof agrees (but only if each officer and director of the Company also agrees), in connection with the first registration of the Company's securities, upon request of the Company or the under writers managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable
Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as the Company or the underwriters may specify. Each Holder agrees that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section 11.

     12.Indemnification.

       (a) The Company will indemnify each Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of
Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specific ally for use therein.

       (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities
(or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein;
provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the gross proceeds before expenses and commissions to each such Holder of Registrable Securities sold as contemplated herein.

       (c)     Each party entitled to indemnification under this
Section 12 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     13.Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

     14.Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

       (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities
Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

       (b) Use its best efforts to then file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

       (c) Furnish to Holders of Registrable Securities forth with upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting require ments), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder of Registrable Securities may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

     15.Transfer of Registration Rights. The right to cause the Company to register securities granted the Purchasers hereunder may be assigned to a transferee or assignee who acquires at least
10,000 shares of Series A Preferred (or Common Stock issued upon conversion thereof) (appropriately adjusted for stock splits, recapitalizations and the like) provided that the Company is given prior written notice of such assignment. In addition, rights to cause the Company to register securities may be freely assigned
(a) to any constituent partner of a Holder of Registrable Securities, where such Holder is a partnership, or (b) to the spouse, children, grandchildren or spouse of such children or grandchildren of any Holder or to trusts for the benefit of any Holder or such persons.

                      II. INFORMATION RIGHTS

     16.Information Rights. The Company hereby covenants and agrees to furnish to each Purchaser for so long as such Purchaser is a holder of any shares of Series A Preferred purchased by such person pursuant to this Agreement (or Common Stock issued upon conversion of the Series A Preferred), as soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles, provided that this Section 16 shall terminate and be of no further force or effect immediately upon an initial public offering. Each Purchaser who receives from the Company or its agents, directly or indirectly, any information which the Company has not made generally available to the public, pursuant to the preparation and execution of this Agreement or disclosure in connection therewith or pursuant to the provisions of this Section 16, acknowledges and agrees that such information is confidential and for its use only in connection with evaluating its investment in the Company, and further agrees that it will not disseminate such information to any person other than its accountant, investment advisor or attorney and that such dissemination shall be only for purposes of evaluating its investment.


                   III.  RIGHT OF FIRST REFUSAL

     17.Transfers of Securities. Before any Purchaser may transfer any of their shares of Series A Preferred (including Common Stock issued upon conversion of the Series A Preferred) (either referred to as "Shares"), such Shares shall first be offered to the Company (or the Company's assignee, as the case may be) as follows:

       (a) The Purchaser desiring to transfer the Shares (the "Seller") shall deliver a notice ("Notice") to the Company (or the Company's assignee, as the case may be) stating (i) its bona fide intention to sell or transfer such shares, (ii) the number of shares to be sold or transferred, (iii) the price for which the Seller proposes to sell or transfer such shares and (iv) the name of the proposed purchaser or transferee.

       (b) Within thirty (30) days after delivery of the Notice, the Company (or the Company's assignee, as the case may be) may elect to purchase all or part of the shares referenced in the Notice, by delivery to the Seller of a written notice stating the number of shares it elects to purchase.

       (c) In the event that the Company (or the Company's assignee, as the case may be) fails to exercise in full the right of first refusal within the period specified above, the Seller shall have one hundred twenty (120) days thereafter to sell the shares referenced in the Notice at a price and upon terms no more favorable to the purchaser thereof than specified in the Notice. In the event that the Seller has not sold such shares within such one hundred twenty (120) day period, the Seller shall not thereafter sell any of such shares without first offering such shares to the Company (or the Company's assignee, as the case may be) in the manner provided above.

       (d) The provisions of this Section 17 shall not apply (and no Notice shall be required) to a transfer of any shares
(i) by a Purchaser to any constituent partner of a Purchaser, where such Purchaser is a partnership; provided, however, that any such transferee shall receive and hold such shares subject to the provisions of this Section 17 and there shall be no further transfer of such shares except in accordance herewith, and (ii) by a Purchaser as to shares sold as part of an initial public offering.

       (e)     The right of first refusal granted pursuant to this
Section 17 shall expire immediately prior to an initial public offering.

       (f) So long as this Section 17 is in effect, each certificate representing shares of the Company's Series A Preferred (or the Common Stock issued upon conversion of the Series A Preferred) upon any stock split, recapitalization or similar event, held by a Purchaser shall be stamped or otherwise imprinted with a legend in the following form (in addition to any other legends required under applicable federal or state securities laws):

          THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A RIGHT OF FIRST REFUSAL WHEREBY THE COMPANY HAS THE RIGHT TO PURCHASE THE SHARES REPRESENTED BY THIS CERTIFICATE PRIOR TO THE CONSUMMATION OF A SALE TO ANY OTHER PERSON. A COPY OF SUCH AGREEMENT MAY BE OBTAINED UPON A WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

       (g) The Company may assign its rights to purchase Shares pursuant to this Section 17 provided that any assignee must exercise such rights within the time periods designated herein with respect to action to be taken by the Company.

                      IV.  GENERAL PROVISIONS

     18.Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of California with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

     19.Entire Agreement. This Agreement constitutes the full and entire understanding among the parties regarding the subject matter herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     20.Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person or by courier service or five (5) days after deposit with the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to a Purchaser, to such Purchaser's address set forth on the signature pages hereto, or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Registrable Securities, to such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Securities who has so furnished an address to the Company, or (c) if to the Company, to its address set forth on the signature page of this Agreement the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Holders.

     21.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     22.Amendment. Any provision of this Agreement may be amended, waived or modified upon the written consent of the (i) Company and
(ii) holders of a majority of the outstanding shares of Series A Preferred and Common Stock issued upon conversion thereof (excluding for all purposes in such computation any Common Stock resold to the public). Any Purchaser may waive any of his or her rights or the Company's obligations hereunder without obtaining the consent of any other person.

     IN WITNESS WHEREOF, the undersigned have executed this Regis tration and Information Rights Agreement as of the date set forth above.


COMPANY

MONOLITHIC SYSTEM TECHNOLOGY, INC.
a California corporation
21775 Congress Hall Lane
Saratoga, California 95070


By: ____________________________
    Fu-Chieh Hsu, President

PURCHASERS


_________________________
Carl E. Berg


_________________________
Keno Misawa


KAN ELECTRONICS, INC.


By: ____________________________


Title: _________________________


INTEGRATED DEVICE TECHNOLOGY, INC.


By: ____________________________


Title: _________________________